                                   EXHIBIT 11

                     CALCULATION OF BASIC EARNINGS PER SHARE

                                                  Six Months Ended December 31                  Year Ended June 30
                                           -----------------------------------------------------------------------------------------
                                                       2000               1999             2000              1999              1998
                                                       ----               ----             ----              ----              ----
Net (loss) earnings                             $(6,302,000)        $6,110,000       $9,788,000       $22,733,000       $22,610,000
                                                ===========         ==========        =========        ==========        ==========

Weighted average number of common shares
outstanding                                      22,624,000        $22,563,000       22,583,000        22,524,000        22,376,000
                                                 ==========        ===========       ==========        ==========        ==========

Basic (loss) earnings per share                       $(.28)              $.27             $.43             $1.01             $1.01
                                                      ======              ====             ====             =====             =====



                    CALCULATION OF DILUTED EARNINGS PER SHARE

                                               Six Months Ended December 31                  Year Ended June 30
                                         ----------------------------------------------------------------------------------------
                                                      2000             1999              2000             1999              1998
                                                      ----             ----              ----             ----              ----
Net (loss) earnings                             $(6,302,000)        $6,110,000       $9,788,000       $22,733,000       $22,610,000
                                                ===========         ==========        =========        ==========        ==========

Weighted average number of
common shares outstanding                        22,624,000         22,563,000       22,583,000        22,524,000        22,376,000


Dilutive effect of stock
   options outstanding after
   application of treasury
   stock method                                       4,000             62,000           41,000           208,000           453,000
                                                      -----             ------           ------           -------           -------


Adjusted weighted average shares                 22,628,000         22,625,000       22,624,000        22,732,000        22,829,000
                                                 ==========         ==========       ==========        ==========        ==========
Diluted (loss) earnings per share                     $(.28)              $.27             $.43             $1.00              $.99
                                                      =====               ====             ====             =====              ====



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